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                                                                 Exhibit (a)(13)

                                UAM FUNDS, INC.

                         ARTICLES SUPPLEMENTARY TO THE
                                    CHARTER

          UAM FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $.001 per share, has reclassified Twenty Five Million (25,000,000) authorized and unissued Institutional Class Shares of the Corporation's NWQ Special Equity Portfolio's shares of common stock and Ten Million (10,000,000) authorized and unissued Institutional Service Class Shares of the Corporation's NWQ Special Equity Portfolio's shares of common stock as unclassified shares:

         SECOND: The shares aforesaid have been duly reclassified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

         THIRD:   These Articles Supplementary do not increase or decrease the authorized number of shares of the Corporation or the aggregate par value thereof. After the reclassification of the aforesaid shares of common stock, the Corporation has the authority to issue three billion (3,000,000,000) shares of its common stock, with an aggregate par value of three million dollars ($3,000,000), classified as follows:

Name of Series                                        Total Number of
--------------                                       Shares Allocated
                                                     ----------------

Acadian Emerging Markets Portfolio                    .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Acadian International Equity Portfolio                .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
DSI Balanced Portfolio                                .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
DSI Disciplined Value Portfolio                       .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares

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Name of Series                                        Total Number of
--------------                                       Shares Allocated
                                                     ----------------

Dwight Money Market Portfolio                         .    400,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Dwight Limited Maturity Bond Portfolio                .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
FMA Small Company Portfolio                           .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
ICM Equity Portfolio                                  .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
ICM Fixed Income Portfolio                            .     50,000,000
..   Institutional Class Shares                        .     10,000,000
..   Institutional Service Class Shares
ICM Small Company Portfolio                           .     50,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
McKee Domestic Equity Portfolio                       .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
McKee U.S. Government Portfolio                       .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
McKee International Equity Portfolio                  .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
McKee Small Cap Equity Portfolio                      .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
NWQ Balanced Portfolio                                .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
NWQ Value Equity Portfolio                            .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares

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Name of Series                                        Total Number of
--------------                                       Shares Allocated
                                                     ----------------

NWQ Small Cap Portfolio                               .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Rice, Hall, James Small Cap Portfolio                 .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Rice, Hall, James Small/Mid Cap Portfolio             .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
SAMI Preferred Stock Income Portfolio                 .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Sirach Strategic Balanced Portfolio                   .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Sirach Equity Portfolio                               .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Sirach Growth Portfolio                               .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Sirach Bond Portfolio                                 .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Sirach Special Equity Portfolio                       .     50,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Sterling Partners' Equity Portfolio                   .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
TS&W International Equity Portfolio                   .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
TS&W Equity Portfolio                                 .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares

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Name of Series                                        Total Number of
--------------                                       Shares Allocated
                                                     ----------------

TS&W Fixed Income Portfolio                           .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
TS&W Balanced Portfolio                               .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares
Independence Small Cap Fund                           .     25,000,000
..    Institutional Class Shares                       .     10,000,000
..    Institutional Service Class Shares

for a total of one billion, five hundred and thirty-five million (1,535,000,000) shares classified into separate classes of common stock, with the remaining one billion, four hundred and sixty-five million (1,465,000,000) shares being unclassified.

          IN WITNESS WHEREOF, UAM Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of the 17/th/ day of December, 2001.


                                             UAM FUNDS, INC.
WITNESS:


 /s/ Susan Barron                            /s/ Linda T. Gibson
-----------------                            -------------------
Suzan Barron                                 Linda T. Gibson
Assistant Secretary                          Vice President

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                                  CERTIFICATE


          THE UNDERSIGNED, Vice President of UAM Funds, Inc. who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


Dated: December 17, 2001                 /s/ Linda T. Gibson
       -----------------                 -------------------
                                        Linda T. Gibson
                                        Vice President

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